                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
               (AND THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                                AMP INCORPORATED
                                       AT
                                $44.50 PER SHARE
                                       BY
                          PMA ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               ALLIEDSIGNAL INC.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 11, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                 August 10, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated August 10, 1998 (the 'Offer to Purchase'), and the related Letter of Transmittal (which as either may be amended or supplemented from time to time, collectively constitute the 'Offer') relating to an offer by PMA Acquisition Corporation, a Delaware corporation (the 'Offeror'), and a wholly owned subsidiary of AlliedSignal Inc., a Delaware corporation ('Parent'), to purchase all of the outstanding shares of common stock, without par value (the 'Shares'), and the associated Common Stock Purchase Rights (the 'Rights'), of AMP Incorporated, a Pennsylvania corporation (the 'Company'), at a purchase price of $44.50 per Share, net to the seller in cash (the 'Offer Price'), without interest, upon the terms and subject to the conditions set forth in the Offer.

     Holders of Shares will be required to tender one Right for each Share tendered to effect a valid tender of a Share. Unless and until the Distribution Date (as defined in Section 8 of the Offer to Purchase) occurs, the Rights are represented by and transferred with the Shares. Accordingly, if the Distribution Date does not occur prior to the Expiration Date of the Offer, a tender of Shares will constitute a tender of the associated Rights. If a Distribution Date has occurred, certificates representing a number of Rights equal to the number of Shares being tendered must be delivered to the Depositary in order for the Shares to be validly tendered in accordance with the procedures described in
Section 3 of the Offer to Purchase. If a Distribution Date has occurred, a tender of Shares without Rights constitutes an agreement by the tendering shareholder to deliver certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within a period ending on the later of (1) three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery enclosed herewith or (2) three business days after the date certificates for Rights are distributed to shareholders, all as provided in Section 2 of the Offer to Purchase. Offeror reserves the right to require that it receive these certificates prior to accepting Shares for payment. Payment for Shares tendered and purchased pursuant to the Offer will be made only after timely receipt by the Depositary of, among other things, these certificates, if the certificates have been distributed to holders of Shares. Offeror will not pay any additional consideration for the Rights tendered pursuant to the Offer.

     If a shareholder desires to tender Shares and, if applicable, Rights pursuant to the Offer and the shareholder's certificates for Shares and, if applicable, Rights are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, these Shares and, if applicable, Rights may nevertheless be tendered if all of the following guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase are followed.

     This material is being forwarded to you as the beneficial owner of Shares and, if applicable, Rights carried by us in your account but not registered in your name.

     A TENDER OF SUCH SHARES AND, IF APPLICABLE, RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES AND, IF APPLICABLE, RIGHTS HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares and Rights held by us for your account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. The Offer Price is $44.50 per Share, net to the seller in cash, without interest.

          2. The Offer is being made for all of the outstanding Shares and, if applicable, Rights.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, September 11, 1998, unless the Offer is extended.

          4. The Offer is conditioned upon there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares representing at least a majority of all of the outstanding Shares on a fully diluted basis. The Offer is also subject to the satisfaction of other terms and conditions (see the Introduction, Section 1 and Section 15 of the Offer to Purchase).

          5. Tendering Shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares and, if applicable, Rights pursuant to the Offer.

          6. Payment for Shares and, if applicable, accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the 'Depositary') of (i) certificates for the Shares and,if applicable, or timely confirmation of a book-entry transfer of the Shares and/or Rights into the Depositary's account at The Depository Trust Company (the 'Book-Entry Transfer Facility'), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile) with all required signature guarantees or, in the case of book-entry transfer of Shares, if applicable, an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares and, if applicable, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares and, if applicable, Rights, all such Shares and, if applicable, Rights will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     Offeror is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statue. If Offeror becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares or Rights pursuant thereto, Offeror will make a good faith effort to comply with such state statute. If, after such good faith effort, the Offeror cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares or Rights in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Offeror by the Dealer Managers (as defined in the Offer to Purchase) or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
               (AND THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                                AMP INCORPORATED

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 10, 1998 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, together with any amendments or Supplements thereto, collectively constitute the 'Offer') in connection with the offer by PMA Acquisition Corporation (the 'Offeror'), a Delaware corporation and a wholly owned subsidiary of AlliedSignal Inc., a Delaware Corporation ('Parent'), to purchase all outstanding shares of Common Stock, without par value (the 'Common Stock'), and the associated Common Stock Purchase Rights (the 'Rights'), of AMP Incorporated, a Pennsylvania corporation (the 'Company'), at a purchase price of $44.50 per Share and, if applicable, Rights, in each case net to the seller in cash, without interest thereon, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to the Offeror the number of shares of Common Stock and, if applicable, Rights, indicated below (or if no number is indicated below, all shares of Common Stock and, if applicable, Rights) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

     Number of Shares and, if applicable, Rights to be Tendered:      Shares

     Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares and/or Rights held by us for your account.

--------------------------------------------------------------------------------

                                   SIGN HERE

Signature(s)  ..................................................................

(Print Name(s))  ...............................................................

(Print Address(es))  ...........................................................

(Area Code and Telephone Number(s))  ...........................................

(Taxpayer Identification or Social Security Number(s))  ........................

--------------------------------------------------------------------------------